UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )

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Filed by a party other than the Registrant     ☐
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☐	Preliminary Proxy statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WESTMORELAND COAL COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1

WESTMORELAND COAL COMPANY
2 North Cascade Avenue
14th Floor
Colorado Springs, Colorado 80903

On August 8, 2007, Westmoreland Coal Company engaged Morrow & Co., Inc. (“Morrow”) for solicitation and advisory services in connection with its Annual Meeting of Stockholders to be held on August 16, 2007. Morrow will receive a fee of $5,000 for its services and reimbursement of out-of-pocket expenses incurred in connection with such solicitation. Westmoreland has agreed to indemnify Morrow against certain liabilities arising out of or in connection with the engagement. Morrow will solicit from individuals, brokers, banks, bank nominees, and other institutional holders.